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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of our reports dated July 25, 1996 on our audits of the consolidated financial statements and financial statement schedule of Tyco International Ltd. as of June 30, 1996 and 1995 and for the three years in the period ended June 30, 1996. We also consent to the reference to our firm under the caption "Experts."


                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts

May 22, 1997